FOURTH AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THOSE REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE B, ON BEHALF OF EACH SERIES OF SUCH REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Fourth Amendment (this “Amendment”) dated as of May 24, 2021, is between those REGISTERED INVESTMENT COMPANIES listed on Schedule B to the Agreement (as defined below), each a registered management investment company (organized as a Maryland corporation or Delaware statutory trust) (each, a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series, a “Fund” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated December 1, 2008, by and between the Funds and State Street, as amended and in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.    Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.    Amendment.

(i) Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

3.    Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it.

4.    Miscellaneous.    Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

5.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

6.    Effective Date. This Amendment shall be effective as of the date first written above.

Information Classification: Limited Access

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH REGISTERED INVESTMENT COMPANY, listed on Schedule B on behalf of itself and its respective series as listed on Schedule B, severally and not jointly

Name:
By:	Thomas M. Ward
Its:	Vice President

STATE STREET BANK AND TRUST COMPANY

Name:
By:
Its:

Information Classification: Limited Access

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008, as amended to date, between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (each such series, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

VALIC COMPANY I

Fund Name	Taxpayer ID Number	Tax Year-End	Amount of Demand Spread
Asset Allocation Fund		May 31	12 basis points

Blue Chip Growth Fund		May 31	5 basis points

Capital Appreciation Fund		May 31	12 basis points

Core Bond Fund		May 31	12 basis points

Dividend Value Fund		May 31	12 basis points

Emerging Economies Fund		May 31	12 basis points

Global Real Estate Fund		May 31	12 basis points

Global Strategy Fund		May 31	12 basis points

Government Securities Fund		May 31	12 basis points

Growth Fund		May 31	5 basis points

High Yield Bond Fund		May 31	12 basis points

Inflation Protection Fund		May 31	12 basis points

International Equities Index Fund		May 31	5 basis points

International Government Bond Fund		May 31	12 basis points

International Growth Fund		May 31	12 basis points

International Opportunities Fund		May 31	12 basis points

International Socially Responsible Fund (formerly, Global Social Awareness Fund)		May 31	5 basis points

International Value Fund (formerly, Foreign Value Fund)		May 31	12 basis points

Information Classification: Limited Access

Large Capital Growth Fund	May 31	5 basis points

Mid Cap Index Fund	May 31	5 basis points

Mid Cap Strategic Growth Fund	May 31	12 basis points

Mid Cap Value Fund	May 31	12 basis points

Nasdaq-100® Index Fund	May 31	5 basis points

Science & Technology Fund	May 31	12 basis points

Small Cap Growth Fund	May 31	12 basis points

Small Cap Index Fund	May 31	5 basis points

Small Cap Special Values Fund	May 31	12 basis points

Small Cap Value Fund	May 31	12 basis points

Stock Index Fund	May 31	5 basis points

Systematic Core Fund (formerly, Growth & Income Fund)	May 31	12 basis points

Systematic Value Fund (formerly, Broad Cap Value Income Fund)	May 31	12 basis points

U.S. Socially Responsible Fund	May 31	5 basis points

Information Classification: Limited Access